Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of South Plains Financial, Inc. on Form S-8 (No. 333-231667) and on Form S-4/A (No. 333-250021) of our report dated March 13, 2023, on our audit of the consolidated financial statements of South Plains Financial, Inc. as of December 31, 2022, and for the year ended December 31, 2022, which is included in this Annual Report on Form 10-K.

/s/ FORVIS, LLP

Houston, Texas
March 13, 2023